Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Contact:	Investor Relations Contact:
Heather Sieberg	Michael Magaro
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-8463	(650) 846-5747
hsieberg@tibco.com	mmagaro@tibco.com

TIBCO SOFTWARE REPORTS

FIRST QUARTER FINANCIAL RESULTS

PALO ALTO, Calif., March 24, 2005 – TIBCO Software Inc. (Nasdaq:TIBX), a leading enabler of real-time business and the world’s largest independent business integration software company, today announced results for its first fiscal quarter ended February 27, 2005. Total revenues for the first quarter were $104.1 million. License revenues for the first quarter were $51.0 million. Net income for the quarter calculated in accordance with accounting principles generally accepted in the United States was $10.4 million or $.04 per share on a fully diluted basis.

TIBCO had non-GAAP net income for the first fiscal quarter of $12.7 million. TIBCO’s non-GAAP net income per share on a fully diluted basis was $.05 for the quarter. Non-GAAP results exclude stock-based compensation charges and amortization of acquired intangibles, and assume a non-GAAP effective tax rate of 38%.

“Even though it was a challenging quarter, we continue to demonstrate solid profitability and year-over-year revenue growth of 40%,” said Vivek Ranadivé, Chairman and CEO of TIBCO Software.

Highlights for TIBCO’s First Fiscal Quarter of 2005

During Q1, TIBCO added 97 new customers and made significant sales to both new and existing customers, including Merck & Co., Reuters Limited, Ariba Inc., CIBA Vision, Bonneville Power Administration, Modesto Irrigation District and Société Générale.

Conference Call Details

TIBCO Software has scheduled a conference call for 5:00 p.m. EDT today to discuss its fiscal first quarter results. The conference call will be hosted by CCBN and may be accessed over the Internet at

www.tibco.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast of the call, a replay will be available through TIBCO Software Inc.’s website at www.tibco.com shortly after the live call ends.

About TIBCO Software

TIBCO Software Inc. (NASDAQ:TIBX) is the leading independent business integration software company in the world, demonstrated by market share and analyst reports. In addition, TIBCO is a leading enabler of Real-Time Business, helping companies become more cost-effective, more agile and more efficient. TIBCO has delivered the value of Real-Time Business, what TIBCO calls The Power of Now®, to over 2,000 customers around the world and in a wide variety of industries. For more information on TIBCO’s proven enterprise backbone, business integration, business process management, and business optimization solutions, TIBCO can be reached at +1 650-846-1000 or on the Web at www.tibco.com. TIBCO is headquartered in Palo Alto, CA.

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TIBCO, the TIBCO logo, The Power of Now and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

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Use of Non-GAAP Financial Information

TIBCO provides non-GAAP operating income and net income per share data as additional measures of its operating results. TIBCO believes that financial measures of income provide useful information to management and investors regarding certain additional financial and business trends relating to the company’s financial condition and results of operations. For example, the non-GAAP results are an indication of TIBCO’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core business operational results. In addition, these non-GAAP results are among the primary indicators management uses as a basis for planning for and forecasting of future periods. These measures are not in accordance with, or an alternative for, accounting principles generally accepted in the United States and may be different from non-GAAP measures used by other companies.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements regarding TIBCO’s ability to continue to demonstrate profitability and year-over-year growth. Actual results could differ materially from such forward-looking statements if demand for TIBCO’s products and services or economic conditions affecting the market for TIBCO’s products and services fluctuate or if TIBCO is unable to successfully compete with existing or new competitors. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2004. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Non-GAAP Statements of Operations

Impact of Non-GAAP Adjustments on Reported Net Income

(unaudited)

(in thousands, except per share data)

	Three Months ended February 27, 2005
	GAAP	Adjustments (1)	Non-GAAP As Adjusted
Revenue	$104,146	$—	$104,146
Cost of revenue	27,571	(1,638)	25,933

Gross profit	76,575	1,638	78,213

Operating expenses:
Research and development	16,187		16,187
Sales and marketing	34,121		34,121
General and administrative	9,800		9,800
Stock-based compensation	88	(88)	—
Restructuring charges	—		—
Amortization of intangibles	1,883	(1,883)	—

Total operating expenses	62,079	(1,971)	60,108

Income from operations	14,496	3,609	18,105

Interest and other income, net	2,455	—	2,455

Income before income taxes	16,951	3,609	20,560

Provision for income taxes (2)	6,563	1,250	7,813

Net income	$10,388	$2,359	$12,747

Net income per share - Basic	$0.05		$0.06

Shares used to compute net income per share - Basic	214,751		214,751

Net income per share - Diluted	$0.04		$0.05

Shares used to compute net income per share - Basic	233,675		233,675

(1)	The following table summarizes the adjustments for the respective periods presented:

Three Months ended February 27, 2005
Net income, GAAP	$10,388
Stock-based compensation	93
Amortization of intangibles	3,516
Provision for income taxes (2)	(1,250)

Net income, non-GAAP	$12,747

(2)	The estimated non-GAAP effective tax rate for 2005 of 38% has been used to adjust the provision for income taxes for non-GAAP purposes.

TIBCO Software Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months ended
	February 27, 2005	November 30, 2004	February 29, 2004
Revenue:
License revenue:
Non-related parties	$36,650	$66,336	$36,459
Related parties	14,370	4,214	4,311

Total license revenue	51,020	70,550	40,770

Service and maintenance revenue:
Non-related parties	49,138	50,599	29,342
Related parties	2,780	2,996	3,519
Billed expenses	1,208	1,514	770

Total service and maintenance revenue	53,126	55,109	33,631

Total revenue	104,146	125,659	74,401

Cost of revenue:
Other cost of revenue non-related parties	27,474	30,696	16,399
Other cost of revenue related parties	92	—	—
Stock-based compensation	5	5	14

Total cost of revenue	27,571	30,701	16,413

Gross Profit	76,575	94,958	57,988

Operating expenses:
Research and development	16,187	17,950	13,094
Sales and marketing	34,121	36,904	26,600
General and administrative	9,800	9,765	4,803
Stock-based compensation (3)	88	99	64
Restructuring charges	—	2,186	—
Amortization of acquired intangibles	1,883	2,053	499

Total operating expenses	62,079	68,957	45,060

Income from operations	14,496	26,001	12,928

Interest income	2,784	2,311	2,113
Interest expenses	(682)	(693)	(697)
Other income (expenses), net	353	(1,087)	199

Income before income taxes	16,951	26,532	14,543

Provision for income taxes	6,563	8,308	6,015

Net income	$10,388	$18,224	$8,528

Net income per share - Basic	$0.05	$0.09	$0.04

Shares used to compute net income per share - Basic	214,751	212,432	209,188

Net income per share - Diluted	$0.04	$0.08	$0.04

Shares used to compute net income per share - Diluted	233,675	227,628	222,452

(3) Stock-based compensation in operating expenses:

Research and development	$3	$4	$25
Sales and marketing	85	95	36
General and administrative	—	—	3

	$88	$99	$64

TIBCO Software Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands)

	February 27, 2005	November 30, 2004
ASSETS
Current assets:
Cash and cash equivalents	$134,124	$180,849
Short-term investments	368,850	292,686
Accounts receivable, net	82,501	109,002
Accounts receivable from related parties	14,705	2,886
Other current assets	16,657	16,984

Total current assets	616,837	602,407

Property and equipment, net	117,295	118,058
Other assets	32,204	32,389
Goodwill	265,234	265,137
Acquired intangibles, net	61,304	64,820

Total assets	$1,092,874	$1,082,811

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,119	$7,058
Accrued liabilities	63,346	84,429
Accrued excess facilities costs	9,220	9,489
Deferred revenue	70,643	60,633
Current portion of long-term debt	1,732	1,708

Total current liabilities	153,060	163,317

Accrued excess facilities costs, less current portion	28,050	29,878
Long-term deferred income tax	18,275	18,991
Long-term debt	49,702	50,143

Total liabilities	249,087	262,329

Stockholders’ equity:
Common stock	216	214
Additional paid-in capital	947,024	933,223
Unearned stock-based compensation	(139)	(149)
Accumulated other comprehensive income /(loss)	(194)	702
Accumulated deficit	(103,120)	(113,508)

Total stockholders’ equity	843,787	820,482

Total liabilities and stockholders’ equity	$1,092,874	$1,082,811

TIBCO Software Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months ended
	February 27, 2005	February 29, 2004
Cash flows from operating activities:
Net income	$10,388	$8,528
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	3,554	3,264
Amortization of acquired intangibles	3,516	1,691
Stock-based compensation	93	78
Realized (gain) loss on investments, net	20	(443)
Change in deferred income tax	(1,313)	—
Acquisition related tax benefits	—	4,315
Tax benefits from employee stock option plans	4,335	—
Changes in assets and liabilities:
Accounts receivable	26,481	(328)
Due from related parties, net	(11,819)	(654)
Other assets	630	315
Accounts payable	1,064	(210)
Accrued liabilities and excess facilities costs	(22,803)	(348)
Deferred revenue	10,016	3,337

Net cash provided by operating activities	24,162	19,545

Cash flows from investing activities:
Purchases of short-term investments	(103,896)	(222,010)
Sales and maturities of short-term investments	26,857	315,448
Purchases of other property and equipment, net	(2,769)	(1,066)
Purchases of private equity investments	—	(29)
Restricted cash and short-term investments pledged as security	—	(748)

Net cash provided by (used for) investing activities	(79,808)	91,595

Cash flows from financing activities:
Proceeds from exercise of stock options	8,187	4,385
Proceeds from employee stock purchase program	2,969	2,423
Payment for purchase of retired shares	(1,769)	(115,000)
Principal payments on long term debt	(417)	(399)

Net cash provided by (used for) financing activities	8,970	(108,591)

Effect of exchange rate changes on cash	(49)	363

Net change in cash and cash equivalents	(46,725)	2,912
Cash and cash equivalents at beginning of period	180,849	83,278

Cash and cash equivalents at end of period	$134,124	$86,190